UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


	          Date of Report (Date of earliest event reported)
                 December 31, 1996


MERIT  STUDIOS,  INC.
(Exact name of Registrant as specified in charter)


     DELAWARE                   1 - 12516
(State of incorporation) (Commission File Number)
          75-2231432
(IRS Employer Identification Number)


13707  Gamma Road
Dallas, Texas 75244
(Address of principal executive office)

Registrant's telephone number, including area code:  (972) 385 2353











Item 1.  Changes in Control of Registrant.

	Not applicable.


Item 2.  Acquisition or Disposition of Assets.

	As of December 31, 1996, Registrant sold its interest in the capital stock of its wholly owned subsidiary, Merit Studios (Europe) Limited ("MSEL"), to an
English holding company controlled by the four individuals who had sold the capital stock of MSEL to Registrant on June 30, 1994.  Effectively, the
consideration received by the Registrant consisted of the return of 400,320 shares of Registrant's common stock, being 80% of such stock issued by
Registrant to the four individuals for the purchase of MSEL ca


Item 3.  Bankruptcy or Receivership.

	Not applicable.


Item 4.  Changes in Registrant's Certifying Accountant.

	Not applicable.


Item 5.  Other Events.

	Not applicable.


Item 6.  Resignations of Registrant's Directors.

	Not applicable.


Item 7.  Financial Statements and Exhibits.

	Not applicable.


Item 8.  Change in Fiscal Year.

	Not applicable.












SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


							MERIT  STUDIOS,  INC.

								/S/  JACK E. IRONS  									By:
							      President and
							      Chief Executive Officer

January 14, 1997
2